Carla Baca
Associate Vice President, Investor Relations
P: 615.269.8175

News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE THIRD QUARTER

NASHVILLE, Tennessee, November 4, 2020 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2020. The Company reported net income of $8.2 million, or $0.06 per diluted common share, for the quarter ended September 30, 2020. Normalized FFO for the three months ended September 30, 2020 totaled $54.8 million, or $0.41 per diluted common share.

The Company has provided a separate COVID-19 business update which can be found on the Company's website, https://investors.healthcarerealty.com/corporate-profile/, including the following highlights:
•Collected over 99% of third quarter rent
•Collected over 96% of scheduled third quarter deferred rent payments
•Less than $100,000 of rent deferrals granted in the third quarter
•$6.0 million repaid out of $7.2 million of cumulative deferrals granted

Salient highlights for the third quarter include:

•Normalized FFO per share of $0.41 compared to $0.40 in third quarter of 2019.
•Same store cash NOI for the third quarter increased 2.4% over the third quarter of 2019. For the trailing twelve months ended September 30, 2020, same store cash NOI grew 1.9%.
•Predictive growth measures in the same store multi-tenant portfolio include:
◦Average in-place rent increases of 2.90%
◦Future annual contractual increases of 3.04% for leases commencing in the quarter
◦Weighted average cash leasing spreads of 4.5% on 516,000 square feet renewed:
▪23% (<0% spread)
▪15% (0-3%)
▪31% (3-4%)
▪31% (>4%)
◦Tenant retention of 85.1%
•Portfolio leasing activity in the third quarter totaled 816,000 square feet related to 194 leases:
◦670,000 square feet of renewals
◦146,000 square feet of new and expansion leases
•Since the end of the second quarter, the Company acquired seven medical office buildings for $117.1 million totaling 267,000 square feet. Acquisitions included:
◦In San Diego, a 46,000 square foot building adjacent to A rated Palomar Health's Poway Hospital for $16.7 million.

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◦In Los Angeles, a 50,000 square foot building for $35.0 million. The property is located adjacent to Huntington Hospital, which is currently under a definitive agreement to join Aa3 rated Cedars-Sinai Health System. The Company owns two other properties adjacent to this campus.
◦In Seattle, a 21,000 square foot building adjacent to AA- rated MultiCare Health System's Allenmore Hospital for $11.0 million. The Company owns three additional properties on or adjacent to this campus.
◦In Atlanta, a 48,000 square foot building adjacent to A rated Wellstar Health System's Kennestone Hospital for $20.5 million. The Company owns four additional properties on or adjacent to this campus.
◦In Houston, a 40,000 square foot building adjacent to A+ rated Memorial Hermann's Woodlands Medical Center for $11.0 million. The Company owns four additional properties adjacent to this campus.
◦In Los Angeles, a 24,000 square foot building adjacent to AA- rated Providence St. Joseph Health's Orange Hospital for $14.0 million.
◦In Colorado Springs, a 37,000 square foot off campus building near BBB+ rated CommonSpirit Health's St. Francis Medical Center for $8.9 million. The property is located immediately adjacent to a medical office building acquired by the Company in March 2020.
•In addition, the Company is under contract to purchase 12 properties for $276 million expected to close by year-end, or shortly thereafter, and subject to customary closing conditions.
•Since the end of the second quarter, dispositions totaled $249.4 million including two single-tenant properties totaling 386,000 square feet for $244.5 million to Mercy, and one building totaling 26,000 square feet located in Miami.
•The Company currently has approximately 3.6 million shares to be settled through forward equity contracts at a weighted average price per share of $31.30. The Company expects gross proceeds of approximately $112 million, before cost of borrowing under the forward contracts.
•As of September 30, the Company had cash of $183 million and $700 million available on its revolver.
•Net debt to adjusted EBITDA decreased to 4.8 times at the end of the quarter.
•On October 2, the Company issued $300 million of senior notes due March 2031 with a coupon rate of 2.05%. The Company also called its $250 million, 3.75% senior notes due 2023, which were redeemed on October 19, 2020.
•A dividend of $0.30 per share was declared for the third quarter, which equaled 88.1% of FAD. On a trailing twelve months basis, dividends paid equaled 92.2% of FAD.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of September 30, 2020, the Company owned 211 real estate properties in 24 states totaling 15.5 million square feet and was valued at approximately $5.5 billion. The Company provided leasing and property management services to 11.9 million square feet nationwide.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

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In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2019 under the heading "Risk Factors," and in the Company's quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 and other risks described from time to time thereafter in the Company's SEC filings. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release is included herein.

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Consolidated Balance Sheets [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	SEPTEMBER 30, 2020	DECEMBER 31, 2019
Real estate properties
Land	$330,840	$289,751
Buildings, improvements and lease intangibles	4,014,740	3,986,326
Personal property	10,962	10,538
Construction in progress	—	48,731
Land held for development	24,647	24,647
Total real estate properties	4,381,189	4,359,993
Less accumulated depreciation and amortization	(1,198,444)	(1,121,102)
Total real estate properties, net	3,182,745	3,238,891
Cash and cash equivalents	121,992	657
Restricted cash	60,644	—
Assets held for sale, net	20,051	37
Operating lease right-of-use assets	123,807	126,177
Financing lease right-of-use assets	19,776	12,667
Other assets, net	182,436	185,426
Total assets	$3,711,451	$3,563,855

LIABILITIES AND STOCKHOLDERS' EQUITY
	SEPTEMBER 30, 2020	DECEMBER 31, 2019
Liabilities
Notes and bonds payable	$1,554,395	$1,414,069
Accounts payable and accrued liabilities	79,528	78,517
Liabilities of properties held for sale	548	145
Operating lease liabilities	91,466	91,574
Financing lease liabilities	18,697	18,037
Other liabilities	66,442	61,504
Total liabilities	1,811,076	1,663,846
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 300,000 shares authorized; 136,054 and 134,706 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1,361	1,347
Additional paid-in capital	3,532,130	3,485,003
Accumulated other comprehensive loss	(19,267)	(6,175)
Cumulative net income attributable to common stockholders	1,215,362	1,127,304
Cumulative dividends	(2,829,211)	(2,707,470)
Total stockholders' equity	1,900,375	1,900,009
Total liabilities and stockholders' equity	$3,711,451	$3,563,855

The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Consolidated Statements of Income [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2020	2019	2020	2019
Revenues
Rental income [2]	$123,384	$117,740	$368,385	$342,787
Other operating	1,868	2,059	5,364	5,987
	125,252	119,799	373,749	348,774
Expenses
Property operating	50,171	46,777	146,305	133,790
General and administrative	7,299	10,802	23,498	27,157
Acquisition and pursuit costs	440	501	1,621	1,227
Depreciation and amortization	47,143	45,137	142,331	131,725
	105,053	103,217	313,755	293,899
Other income (expense)
Gain on sales of real estate assets	2,177	200	70,395	5,065
Interest expense	(14,154)	(14,181)	(42,556)	(41,619)
Impairment of real estate assets	—	—	—	(5,610)
Interest and other income (expense), net	8	—	225	(736)
	(11,969)	(13,981)	28,064	(42,900)
Net Income	$8,230	$2,601	$88,058	$11,975

Basic earnings per common share - Net income	$0.06	$0.02	$0.65	$0.08
Diluted earnings per common share - Net income	$0.06	$0.02	$0.65	$0.08

Weighted average common shares outstanding - basic	134,309	128,090	133,662	126,571
Weighted average common shares outstanding - diluted	134,357	128,169	133,736	126,657

1The Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.
2Beginning in the first quarter of 2019 with the adoption of Accounting Standards Codification Topic 842, bad debts, net of recoveries associated with lease revenue was recorded within rental income.

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Reconciliation of FFO, Normalized FFO and FAD
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2020	2019	2020	2019
Net income	$8,230	$2,601	$88,058	$11,975
Gain on sales of real estate assets	(2,177)	(200)	(70,395)	(5,065)
Impairment of real estate asset	—	—	—	5,610
Real estate depreciation and amortization	48,295	45,926	145,564	133,993
Funds from operations (FFO)	$54,348	$48,327	$163,227	$146,513
Acquisition and pursuit costs [1]	440	501	1,621	1,227
Lease intangible amortization [2]	(35)	5	694	143
Accelerated Stock Awards [3]	—	2,854	—	2,854
Debt financing costs	—	—	—	760
Normalized FFO	$54,753	$51,687	$165,542	$151,497
Non-real estate depreciation and amortization	785	838	2,430	2,430
Non-cash interest expense amortization [4]	934	727	2,715	2,136
Provision for bad debt, net	(144)	(32)	718	43
Straight-line rent income, net	(535)	(379)	(1,577)	(650)
Stock-based compensation	2,445	2,375	7,449	7,386
Normalized FFO adjusted for non-cash items	58,238	55,216	177,277	162,842
2nd generation TI	(5,323)	(6,114)	(17,368)	(16,564)
Leasing commissions paid	(1,999)	(2,697)	(7,081)	(6,359)
Capital additions	(4,580)	(3,543)	(12,827)	(11,998)
Funds available for distribution (FAD)	$46,336	$42,862	$140,001	$127,921
FFO per common share - diluted	$0.40	$0.37	$1.21	$1.15
Normalized FFO per common share - diluted	$0.41	$0.40	$1.23	$1.19
FFO weighted average common shares outstanding - diluted [5]	135,159	129,015	134,537	127,424

1Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.
2The Company adopted the 2018 NAREIT FFO White Paper Restatement during the first quarter of 2019. This amended definition specifically includes the impact of acquisition related market lease intangible amortization in the calculation of NAREIT FFO.  The Company historically included this amortization in the real estate depreciation and amortization line item which is added back in the calculation of NAREIT FFO.  Prior periods were not restated for the adoption.
3The Company's former Executive Chairman, David R. Emery, died on September 30, 2019 resulting in a $2.9 million charge for the acceleration of his outstanding nonvested share-based awards and associated taxes.
4Includes the amortization of deferred financing costs and discounts and premiums.
5The Company utilizes the treasury stock method which includes the dilutive effect of nonvested share-based awards outstanding of 801,382 and 800,370, respectively for the three and nine months ended September 30, 2020.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income and property lease guaranty income less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease terminations, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented and include redevelopment projects. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, reposition properties and newly developed properties. The Company utilizes the reposition classification for properties experiencing a shift in strategic direction. Such a shift can occur for a variety of reasons, including a substantial change in the use of the asset, a change in strategy or closure of a neighboring hospital, or significant property damage. Such properties may require enhanced management, leasing, capital needs or a disposition strategy that differs from the rest of the portfolio. To identify properties exhibiting these reposition characteristics, the Company applies the following Company-defined criteria:

•Properties having less than 60% occupancy that is expected to last at least two quarters;
•Properties that experience a loss of occupancy over 30% in a single quarter; or
•Properties with negative net operating income that is expected to last at least two quarters.

Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed properties will be included in the same store pool eight full quarters after substantial completion. Any additional square footage created by redevelopment projects at a same store property is included in the same store pool immediately upon completion. Any property included in the reposition property group will be included in the same store analysis once occupancy has increased to 60% or greater with positive net operating income and has remained at that level for eight full quarters.

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